                                                    As filed on October 20, 1998
                                                      Registration No. 333-34637
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
                            -----------------------
              (Exact name of issuer as specified in its charter)


          GEORGIA                                            58-1098795
          -------                                            ----------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

            470 EAST PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305
            -------------------------------------------------------
                   (Address of Principal Executive Offices)

       AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN, NONQUALIFIED
      ------------------------------------------------------------------
              STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN
              --------------------------------------------------
                  and Director and Officer Stock Option Plan
                  ------------------------------------------
                           (Full title of the plans)

Agent for Service:                        With Copies to:

Henry B. Levi, Esq.                       James C. Edenfield
Gambrell & Stolz, L.L.P.                  American Software, Inc.
Suite 4300, SunTrust Plaza                470 East Paces Ferry Road, NE
303 Peachtree Street, N. E.               Atlanta, Georgia 30305
Atlanta, Georgia 30308

Telephone number of agent:
(404) 577-6000

BACKGROUND
----------

On August 28, 1997, the Issuer filed with the Commission Registration Statement No. 333-34637 on Form S-8 in order to register 4,082,454 Class A Common Shares for issuance pursuant to the Issuer's Incentive Stock Option Plan, Nonqualified Stock Option Plan, 1991 Employee Stock Option Plan, and Director and Officer Stock Option Plan. Under those Plans, 272,732 shares were issued under that Registration Statement pursuant to exercise of options during the period August 28, 1997 through August 30, 1998, leaving 3,809,722 registered shares unissued. A new Registration Statement on Form S-8, Registration No. 333-62529, was filed on August 31, 1998, registering 4,891,731 Class A Common Shares under those Plans. The new Registration Statement was and is intended to replace Registration Statement No. 333-34637. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plans on or after August 31, 1998.

DEREGISTRATION
--------------

Based upon the foregoing, the Issuer hereby deregisters the 3,809,722 Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 333-34637.

                                 SIGNATURES
                                 ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on October 7, 1998.

                          AMERICAN SOFTWARE, INC.


                          By: /s/ James C. Edenfield
                              -------------------------------------------------
                               James C. Edenfield, President
                               and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name                            Capacity                      Date
----                            --------                      ----


/s/ James C. Edenfield
--------------------------      President, Chief               October 7, 1998
James C. Edenfield              Executive Officer
                                (Principal Executive Officer)
                                and Director

          *
-------------------------       Chairman of the Board          October 7, 1998
Thomas L. Newberry


          *
-------------------------       Director                       October 7, 1998
David H. Gambrell


          *
-------------------------       Director                       October 7, 1998
Thomas R. Williams


/s/ Vincent Klinges
-------------------------       Chief Acting                   October 7, 1998
Vincent Klinges                 Financial Officer
                                (Principal Financial Officer)

*By: /s/ James C. Edenfield
     ----------------------                                    October 7, 1998
     James C. Edenfield,
     as Attorney-in-Fact

                                      -3-